UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Amendment No.                      )

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
WESTERN SIZZLIN CORPORATION
(Name of Registrant As Specified In Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WESTERN SIZZLIN CORPORATION

416 South Jefferson Street, Suite 600

Roanoke, VA 24011

NOTICE OF ACTION TO BE TAKEN BY

THE STOCKHOLDERS

October      , 2008

To The Stockholders of Western Sizzlin Corporation:

Sardar Biglari and Jonathan Dash (collectively, the “Majority Stockholders”) were entitled to vote a total of 1,568,816 shares or approximately 55% of the total issued and outstanding common stock of Western Sizzlin Corporation, a Delaware corporation (the “Company”), as of October       , 2008.  The Majority Stockholders have adopted the following resolutions by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

RESOLVED, that the issuance of up to 1,093,564 shares of the Company’s common stock pursuant to the terms of the offer to exchange up to 680,500 shares of Jack in the Box Inc. common stock at an exchange ratio of one share of Jack in the Box common stock for 1.607 shares of the Company’s common stock, as described in the Registration Statement on Form S-4 filed with the Securities and Exchange on October     , 2008, is hereby approved; and

RESOLVED FURTHER, that the officers of the Company are hereby empowered and directed to take any action necessary to implement the foregoing resolution.

Sardar Biglari
Chief Executive Officer and President

WE ARE NOT ASKING YOU FOR A CONSENT OR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR A PROXY

WESTERN SIZZLIN CORPORATION

416 South Jefferson Street, Suite 600

Roanoke, VA 24011

October      , 2008

INFORMATION STATEMENT FOR STOCKHOLDERS ACTION

The Majority Stockholders submitted their consents to the stockholder resolutions described in this Information Statement on or about October       , 2008, to be effective upon the satisfaction by the Company of all applicable filing and notification requirements of the Securities and Exchange Commission and Delaware law.  As of October       , 2008, the Majority Stockholders were entitled to vote 1,568,816 shares of the Company’s common stock, par value $0.01 per share, or approximately 55% of the total issued and outstanding common stock of the Company.  The remaining outstanding shares of common stock are held by approximately 90 other stockholders of record.

The Majority Stockholders consist of Sardar Biglari, the Chairman, Chief Executive Officer and President of the Company and Jonathan Dash, a director of the Company.  See “Security Ownership of Directors, Officers and Certain Beneficial Owners.”

Holders of the common stock of record as of October       , 2008 are entitled to submit their consent to the stockholder resolutions described in this Information Statement, although no stockholder consents other than that of the Majority Stockholders are required to be submitted in order for the resolutions to be adopted.  The Company is not soliciting consents or proxies and stockholders have no obligation to submit either of them.  The Majority Stockholders have consented to the stockholder resolutions described herein.  Other stockholders who desire to submit their consents must do so by November       , 2008.  Each share of common stock is entitled to one vote.  The affirmative vote of the holders of a majority of the outstanding common stock of the Company is required to adopt the resolutions described in this Information Statement.  Delaware law does not require that the proposed resolutions be approved by a majority of the disinterested stockholders, nor are there dissenters’ rights with respect to the proposed resolutions.    A total of 2,831,884 shares of common stock were outstanding as of October       , 2008.  This Information Statement is expected to be mailed to stockholders on or about October       , 2008.

The Company and The Proposed Stockholder Resolutions

The Company has its executive offices at 416 South Jefferson Street, Suite 600, Roanoke, VA  24011, and its telephone number is (540) 345-3195.  As described in the accompanying NOTICE OF ACTION TO BE TAKEN BY THE STOCKHOLDERS, the Company proposes to adopt resolutions authorizing the issuance of up to 1,093,564 shares of its common stock in connection with its offer to exchange common stock of the Company for common stock of Jack in the Box Inc.  Stockholder approval of the issuance of the Company’s common stock in the offer is required by Rule 4350(i)(1)(C) of the Nasdaq Stock Market, LLC’s Marketplace Rules, which requires stockholder approval in connection with an acquisition of stock or assets of another company involving the potential issuance of shares of common stock equal to 20% or more of the Company’s aggregate shares of common stock, or its aggregate voting power, outstanding before the issuance.

The Company is offering to exchange up to 680,500 shares of Jack in the Box common stock at an exchange ratio of one share of Jack in the Box common stock for 1.607 shares of the Company’s common stock.  This exchange offer will result in the new issuance of up to 1,093,564 shares of the Company’s common stock which have been registered pursuant to a Registration Statement on Form S-4, as it may be amended from time to time.  This Registration Statement is on file with the Securities and Exchange Commission and available from the Commission’s website:  www.sec.gov.  Upon issuance, the newly issued common stock will have rights identical to the currently outstanding shares of common stock.  If the full amount of shares is exchanged, those Jack in the Box stockholders who exchange their shares for the Company’s common stock will collectively own approximately 28% of the Company’s common stock.  More detailed information on the exchange offer may be found in the prospectus portion of the Company’s Registration Statement on Form S-4 (as amended) filed with the Securities and Exchange Commission.

The Company has sufficient authorized but unissued shares of common stock to effect the exchange.  Once issued, the newly issued shares will decrease existing stockholders’ percentage equity ownership in the Company by up to approximately 28% and will be dilutive to the voting rights of existing stockholders.  The issuance of the new shares may also have a negative effect on the market price of the Company’s common stock.  Current stockholders have no preemptive or similar rights.  This means that the current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership.

Additional information regarding the Company, its business, its capital stock, and financial condition are included in the Company’s Annual Report on Form 10-K, as amended, and its Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission and available from the Commission’s website at www.sec.gov.  In addition, copies of the Company’s Form 10-K, as amended, for its fiscal year ended December 31, 2007, as well as the Company’s Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 are available upon request to:  Robyn B. Mabe, Chief Financial Officer, 416 South Jefferson Street, Suite 600, Roanoke, VA  24011, or phone at (540) 345-3195.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s common stock as of October       , 2008 (a) by each named executive officer, (b) by each current director, (c) by all directors and executive officers as a group, and (d) by all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock.  Unless otherwise indicated, the address for these individuals is 416 S. Jefferson Street, Suite 600, Roanoke, Virginia  24011.

Name and Address of Person	No. of Shares		Percent of Class

James C. Verney	28,606		1.0%
Former President and Chief Executive Officer of wholly-owned subsidiaries, Western Sizzlin Franchise Corporation and Western Sizzlin Stores, Inc.

Robyn B. Mabe	4,000	(1)	(2)
Vice President, Chief Financial Officer, Secretary/Treasurer

Sardar Biglari	934,215	(3)	33.0%
President and Chief Executive Officer, Chairman of the Board 9311 San Pedro Avenue, Suite 1440 San Antonio, TX 78216

Titus W. Greene	30,550		1.1%
Director 2109 Windermere Lane Shelby, NC 28150

Jonathan Dash	636,601	(4)	22.5%
Director 183 Rodeo Drive Beverly Hills, CA 90212

Philip L. Cooley	14,211	(5)	(2)
Director Trinity University One Trinity Place San Antonio, TX 78212-7200

Kenneth R. Cooper	1,522		(2)
Director 14607 San Pedro, Suite 130 San Antonio, TX 78232

Martin S. Fridson	—		—
Director 54 West 21st Street. Suite 1007 New York, NY 10010

Mustang Capital Advisors, LP	198,585	(6)	7.0%
1506 McDuffie Street Houston, TX 77019

All directors and officers as a group beneficially own 1,621,099 shares or 57.1% of the outstanding common stock as of October       , 2008.  This number includes currently exercisable stock options.

(1)           This number of beneficially owned shares includes 2,500 shares purchasable pursuant to currently exercisable stock options.

(2)           Represents less than 1% of the outstanding common stock of the Company.

(3)           This number of beneficially owned shares is owned by The Lion Fund, L.P. in which Sardar Biglari has sole voting and dispositive power through his control of the general partner, Biglari Capital Corp. In February, 2007, Mr. Biglari informed the Board that he did not wish to receive future grants of stock options and that he relinquished all stock options previously granted to him.

(4)           This number of beneficially owned shares includes 2,000 shares purchasable pursuant to currently exercisable stock options. The number of beneficially owned shares also includes 607,218 shares owned by clients of Mr. Dash’s investment advisory business, Dash Acquisitions, LLC, and over which Mr. Dash exercises sole voting and dispositive power.

(5)           This number of beneficially owned shares includes 2,000 shares purchasable pursuant to currently exercisable stock options.

(6)           Based on a Schedule 13G filed with the SEC on February 14, 2008. Each of Mustang Capital Advisors, LP, Mustang Capital Management, LLC and John K. H. Linnartz has shared voting and dispositive power with respect to such shares.

Other Matters

The Board of Directors of the Company is not aware that any matter other than what is described in this Information Statement is to be presented for the consent of the stockholders.

UPON WRITTEN OR ORAL REQUEST BY ANY STOCKHOLDER TO ROBYN B. MABE, CHIEF FINANCIAL OFFICER OF THE COMPANY, AT 416 SOUTH JEFFERSON STREET, SUITE 600, ROANOKE, VA  24011, TELEPHONE (540) 345-3195, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR ITS FISCAL YEAR ENEDED DECEMBER 31, 2007 AND/OR FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2008 AND JUNE 30, 2008, WILL BE PROVIDED WITHOUT CHARGE.

You should rely only on the information contained or incorporated by reference in this information statement.   The Company has not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated October     , 2008. You should not assume that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement to stockholders shall not create any implication to the contrary.